CERTIFICATION PURSUANT TO 18 U.S.C.  1350


With reference to the Annual Report of Jefferson-Pilot Corporation Teamshare Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 (the "Report"), I, Hoyt J. Phillips, Senior Vice President, Human Resources, certify for the purposes of section 1350 of Chapter 63 of title 18 of the United States Code that, to my knowledge,

  (i) the Report fully complies, in all material respects, with the requirements of section 15(d) of the securities Exchange Act of 1934, and

 (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.





/s/ Hoyt J. Phillips

Hoyt J. Phillips
Senior Vice president, Human Resources
June 27, 2003



This statement is submitted pursuant to U.S.C. 1350 and shall not be deemed to be filed for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Jefferson-Pilot Corporation Teamshare Plan and will be retained by Jefferson-Pilot Corporation Teamshare Plan and furnished to the Securities and Exchange Commission or its staff upon request.